Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-166452) pertaining to the Command Center, Inc. 2008 Stock Incentive Plan, and the Registration Statement on Form S-8 (No. 333-215350) pertaining to the Command Center, Inc. 2016 Stock Incentive Plan, of our audit report dated April 11, 2017, with respect to the consolidated financial statements of Command Center, Inc. included in the Annual Report (Form 10-K) for the year ended December 30, 2016.

PMB Helin Donovan
Austin, TX
April 11, 2017